UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2010

RIGEL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-29889	94-3248524
(Commission File Number)	(IRS Employer Identification No.)

1180 Veterans Boulevard

South San Francisco, CA

(Address of principal executive offices)

94080

(Zip Code)

Registrant’s telephone number, including area code: (650) 624-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Promotions

On May 27, 2010, the Board of Directors (the “Board”) of Rigel Pharmaceuticals, Inc. (the “Company”) approved the promotion of Raul R. Rodriguez, age 49, from Executive Vice President and Chief Operating Officer to President and Chief Operating Officer effective May 27, 2010. Prior to his promotion, Mr. Rodriguez served as the Company’s Executive Vice President and Chief Operating Officer, a position he had held since June 2004. Mr. Rodriguez joined the Company as Vice President, Business Development in April 2000 and became the Senior Vice President, Business Development and Commercial Operations in December 2002. From 1997 to March 2000, Mr. Rodriguez served as Senior Vice President, Business Development and Operations for Ontogeny, Inc., a biotechnology company. From 1994 to 1997, Mr. Rodriguez served as the Executive Director, Business Development and Market Planning for Scios, Inc., a pharmaceutical company. From 1989 to 1994, Mr. Rodriguez held various positions at G.D. Searle & Company, a pharmaceutical company. In these companies, Mr. Rodriguez held positions of increasing responsibility in the areas of business development and planning. After earning his Bachelor’s degree from Harvard College, he went on to earn his Masters of Public Health at the University of Illinois. Subsequently, he received his M.B.A. at the Stanford Graduate School of Business. In connection with his promotion, the Board approved an increase to Mr. Rodriguez’s 2010 base salary, from $451,500 to $500,036.  The Board also approved a stock option award of 175,000 shares.

On May 27, 2010, the Board also approved the promotion of  Ryan D. Maynard from Vice President and Chief Financial Officer to Executive Vice President and Chief Financial Officer. In connection with his promotion, the Board approved an increase to Mr. Maynard’s 2010 base salary, from $330,000 to $400,000.

The change in 2010 base salary for each of Mr. Rodriquez and Mr. Maynard became effective March 26, 2010.  No other changes were made by the Board to the compensation of any other Named Executive Officer of the Company at the May 27, 2010 meeting of the Board.

A copy of the Company’s press release announcing these promotions is attached Exhibit 99.1 to this filing.

2010 Cash Incentive Plan

On May 27, 2010, the Board also approved the 2010 Cash Incentive Plan. The 2010 Cash Incentive Plan is attached as Exhibit 10.29 hereto and incorporated herein by reference.

Amendments to the 2000 Equity Incentive Plan, as amended

At the Annual Meeting of Stockholders of the Company held on May 27, 2010 (the “Annual Meeting”), the Company’s stockholders, upon the recommendation of the Board, approved amendments to the Company’s 2000 Equity Incentive Plan, as amended (the “EIP”), to (i) increase the aggregate number of shares of common stock authorized for issuance under the EIP by 1,250,000 shares and (ii) increase the maximum number of shares eligible to be granted pursuant to an option in any calendar year from 166,667 shares to 1,500,000 shares for purposes of Section 162(m) of the Internal Revenue Code.

A brief summary of the EIP is included as part of Proposal 2 in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 12, 2010 (the “Proxy Statement”). The summary of the EIP contained in the Proxy Statement is qualified by and subject to the full text of the EIP, which is attached hereto as Exhibit 10.31.

Item 5.07.                                          Submission of Matters to a Vote of Security Holders.

The following is a brief description of each matter voted upon at the Annual Meeting, as well as the number of votes cast for or against each matter and the number of abstentions and broker non-votes with respect to each matter. A more complete description of each matter is set forth in the Company’s Proxy Statement.

•                  Each of the three directors proposed by the Company for re-election was elected by the following votes to serve until the Company’s 2013 Annual Meeting of Stockholders or until his respective successor have been elected and qualified.  The tabulation of votes on this matter was as follows:

Nominee	Shares Voted For	Shares Withheld
Jean Deleage, Ph.D.	37,215,497	2,178,192
Peter S. Ringrose, Ph.D.	39,266,614	127,075
Bradford S. Goodwin	36,948,258	2,445,431

There were 6,320,394 broker non-votes for this proposal.

•                  The Company’s stockholders also approved the amendments to the Company’s EIP set forth in Item 5.02(e) above.   The tabulation of votes on this matter was as follows: shares voted for: 26,563,035; shares voted against: 11,970,648; shares abstaining: 860,006; and broker non-votes: 6,320,394.

•                  In addition, the Company’s stockholders approved an amendment to the Company’s 2000 Non-Employee Directors’ Stock Option Plan, as amended (the “Directors’ Plan”), to increase the aggregate number of shares of common stock authorized for issuance under the Directors’ Plan by 350,000 shares.  The tabulation of votes on this matter was as follows: shares voted for: 34,295,059; shares voted against: 4,236,624; shares abstaining: 862,006; and broker non-votes: 6,320,394.

•                  Finally, the stockholders ratified the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2010.  The tabulation of votes on this matter was as follows: shares voted for: 42,737,413; shares voted against: 2,969,597; shares abstaining: 7,073; and broker non-votes: 0.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.19+	2000 Equity Incentive Plan, as amended.
10.29+	2010 Cash Incentive Plan.
99.1	Press Release, dated June 1, 2010, entitled “Rigel Pharmaceuticals Names Raul Rodriguez President; Ryan Maynard and Dolly Vance Promoted to Executive Vice President.”

+ Management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIGEL PHARMACEUTICALS, INC.

Dated: June 1, 2010	By:	/s/ Dolly Vance
Dolly Vance
Executive Vice President, Corporate Affairs, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.19+	2000 Equity Incentive Plan, as amended.
10.29+	2010 Cash Incentive Plan.
99.1	Press Release, dated June 1, 2010, entitled “Rigel Pharmaceuticals Names Raul Rodriguez President; Ryan Maynard and Dolly Vance Promoted to Executive Vice President.”

+ Management contract or compensatory plan.